Exhibit 4
Atomic Giant.com, Inc.
Form 10-SB

                        A & J INVESTMENTS

     LEASE AGREEMENT, Made between A&J Investments (Landlord), and Atomic Giant.com, Inc. (Tenant).

     For good consideration it is agreed between the parties as follows:
     1. Landlord hereby leases and rents to Tenant the premises described as follows:
                      4346 North Mile High Drive, Provo Utah 84604

     2. The Lease shall be in effect beginning on March 1, 1999, and will continue month to month.

     3.   Landlord shall provide all utilities

     4.   Tenant agrees that
          A) Upon the expiration of the lease it will return possession of the leased premises in its present condition, reasonable wear and rear, and fire casualty excepted. Tenant shall commit no waste to the premises.
          B) It shall not assign or sub-let or allow and other person to occupy the leased premises without the Landlord's prior written consent.
          C) It shall not make any material or structural changes to the leased premises without the Landlord's prior written consent.
          D) It shall comply with all building, zoning and health codes and other applicable laws for leased premises.
          E) It shall not conduct a business deemed extra hazardous, a nuisance or requiring an increase in fire insurance premiums. Tenant warrants the leased premises shall be used only for Internet and related businesses.
          F) In the event of any breach of the payment of rent or any other allowed charge, or other breach of this lease, Landlord shall have full rights to terminate this lease in accordance with state law and re-enter and claim possession of the leased premises, in addition to such other remedies available to Landlord arising from said breach.

          March 1, 1999                      A&J Investments
                                             /s/ Allyson Ollivier
                                             Lessor

                                             Atomic Giant.com, Inc.
                                             /s/ Miles Pitcher
                                             Lessee